Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT THE 2013 CITI GLOBAL INTERNET, MEDIA & TELECOMMUNICATIONS CONFERENCE

ENGLEWOOD, Colo. — January 4, 2013 — Ascent Capital Group, Inc. (Nasdaq: ASCMA) announced today that it will present to the attendees of the 2013 Citi Global Internet, Media & Telecommunications Conference, being held on January 9, 2013 at the Bellagio Hotel in Las Vegas, Nevada at 10:30 am PST. Bill Fitzgerald, Chairman and Chief Executive Officer of Ascent Capital Group, and Michael Meyers, Chief Financial Officer of Ascent Capital Group and its subsidiary Monitronics International, Inc., will speak at the conference. During their presentations, Messrs. Fitzgerald and Meyers may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast and copy of management’s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Sloane & Company

Erica Bartsch, 212-446-1875

ebartsch@sloanepr.com